Exhibit 10.8

REVOLVING SUBORDINATED

LOAN AGREEMENT

BETWEEN

MERCHANTS BANCORP,

an Indiana corporation

AND

HOME POINT FINANCIAL CORPORATION,

a New Jersey corporation

May 31, 2017

REVOLVING SUBORDINATED LOAN AGREEMENT

This Revolving Subordinated Loan Agreement (“Agreement”) is entered into at Indianapolis, Indiana, effective the 31st day of May, 2017 by and between Home Point Financial Corporation, a New Jersey corporation; Attention: Howard Nathan; e-mail: hnathan@homepointfinancial.com (“Lender”), with a mailing address of 1194 Oak Valley Drive, Suite 80, Ann Arbor 48108, and Merchants Bancorp, an Indiana corporation (“Borrower”), with a principal mailing address of 11555 North Meridian Street, Suite 400, Carmel, Indiana 46032; Attention: Michael J. Dunlap; e-mail: MDunlap@merhantsbankofindiana.com.

NOW, THEREFORE, in order to induce Lender to make the loan hereunder, as well as for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Lender and Borrower hereby agree to the following.

SECTION 1. AMOUNT OF LOAN.

1.1                               Principal Amount. Borrower hereby promises to pay when due to the order of Lender, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances of funds, up to Thirty Million Dollars ($30,000,000) (the “Maximum Amount”), made by Lender to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount outstanding at rates in accordance with the terms hereof. Funds may be disbursed by Lender in multiple Advances and repaid by Borrower as follows:

(a)                                 Lender shall advance funds to Borrower, subject to the Maximum Amount, as requested in writing by Borrower (a “Draw Notice”) at least 30 days in advance of the proposed date of disbursement, provided, however, that Lender will be obligated to advance funds to Borrower only to the extent that the unpaid principal balance of the Note (as defined below), after taking into account the advance requested in the Draw Notice, does not exceed an amount equal to the sum of (i) ten percent (10%) of the aggregate funded balances of the outstanding warehouse loans extended to borrowers by NattyMac Funding, Inc., an Indiana corporation (“Funding”), (ii) the aggregate equitable interests of Funding in warehouse loans originated by NattyMac, LLC, an Indiana limited liability company (“NattyMac”), in which Funding owns a participation interest (the “Aggregate Warehouse Participation Amount”), and (iii) the aggregate equitable interests of Funding in residential mortgage loans originated by Lender in which Funding owns a participation interest pursuant to the Participation Agreement between Lender and Funding of even date (the “Aggregate Mortgage Loan Participation Amount”).

(b)                                 Borrower shall repay Lender an amount set forth in a written notice (a “Repayment Notice”) from Lender, to the extent the unpaid principal amount of the Note exceeds the sum of (i) ten percent (10%) of the aggregate outstanding warehouse loan commitments extended to borrowers by Funding, including amounts advanced thereunder, (ii) the Aggregate Warehouse Participation Amount, and (iii) the Aggregate Mortgage Loan Participation Amount. Borrower may limit or restrict payment if the aforementioned criterion is not met. Repayment shall occur at least 30 days from the repayment date (the “Repayment Date”) set forth in such Repayment Notice.

(c)                                  The principal balance of the Note shall automatically be reduced on a dollar for dollar basis in the amount of any loss recognized by Funding in the ordinary course of conducting its business as a warehouse lender to mortgage loan originators.

(d)                                 Borrower may prepay amounts owed on the Note in full or in part at any time without penalty.

1.2                               Use of Proceeds. Borrower shall invest the funds advanced by Lender hereunder in its wholly-owned subsidiary, Merchants Bank of Indiana (“Merchants”), and shall cause Merchants to invest such funds in ownership units of its wholly-owned subsidiary, Funding.

SECTION 2. INTEREST.

2.1                               Interest.

(a)                                 Interest will accrue under the Subordinated Promissory Note of even date herewith executed by and between Borrower and Lender (the “Note”) as described in the Note.

(b)                                 Basic Interest (as defined in the Note) shall be payable by Borrower in arrears on the fifteenth (15th) day of each calendar quarter, and at the maturity of the Note, whether by acceleration or otherwise.

(c)                                  Additional Interest (as defined in the Note) shall be payable by Borrower to Lender within 30 days of the end of each calendar quarter based upon the net income or loss of Funding during the quarter then ended, and, to the extent applicable, upon the Maturity Date based upon the net income or loss of Funding during the period beginning upon the end of the preceding calendar quarter through the Maturity Date.

2.2                               Usury Laws. It is the intention of the parties hereto to comply strictly with all applicable usury laws. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid to Lender for the use, forbearance, or detention of the money to be loaned hereunder or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing, or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Lender shall ever receive as interest or otherwise an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness of Borrower to Lender, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to

Borrower. All sums paid or agreed to be paid by Borrower for the use, forbearance or detention of the indebtedness of Borrower to Lender hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full in such manner that there will be no violation of applicable laws pertaining to the maximum rate or amount of interest which may be contracted for, charged or received with respect to such indebtedness. Borrower shall not institute any action or file any defense based upon the charging or collecting of usurious interest hereunder unless (i) Borrower shall give Lender written notice of an intent to do so and (ii) Lender shall fail to comply with the terms hereof by making necessary adjustments as required by this Section, and notify Borrower of such compliance within fifteen (15) days after receipt by Lender of such written notice from Borrower. The provisions of this Section shall be given precedence over any other provision contained herein or in any other agreement between the parties hereto that is in conflict with the provisions of this Section.

SECTION 3. MATURITY. If not sooner paid by Borrower or accelerated by Lender upon the occurrence of an Event of Default hereunder, the principal amount and accrued and unpaid interest thereon, together with all other costs and expenses for which Borrower is responsible under the Note (collectively, the “Indebtedness”) shall be due on the Maturity Date, as defined in the Note.

SECTION 4. COLLATERAL. As collateral and security for the obligations of Borrower hereunder, Borrower shall cause Merchants to grant to Lender a pledge and first-lien security interest in and to all of the issued and outstanding stock of Funding. The pledge and security interest granted hereunder shall be evidenced by, and Borrower shall cause Merchants to execute and deliver, a Stock Pledge Agreement (the “Pledge Agreement”) in the form of Exhibit A attached hereto. Borrower will deliver to Lender prior to the initial advance of funds hereunder the unanimous consent of Merchants’ board of directors in a form satisfactory to Lender authorizing and approving the execution of the Pledge Agreement by Merchants and the consummation of the transactions contemplated thereby.

SECTION 5. SUBORDINATION. This Agreement and the Note shall be subject to the terms of a Subordination Agreement of even date executed among Borrower, Lender and The Huntington National Bank (the “Subordination Agreement”).

SECTION 6. WARRANTIES AND REPRESENTATIONS. Borrower represents and warrants to Lender as of the date hereof and as of each date on which Lender advances to Borrower hereunder that, as of such date:

6.1                               Corporate Organization and Authority. Borrower:

(a)                                 is a corporation duly organized and validly existing under the laws of the State of Indiana;

(b)                                 has and possesses all requisite corporate right, power and authority and all necessary licenses and permits to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, and to enter into the Loan Documents and to perform its obligations thereunder;

(c)                                  has taken the necessary action to authorize the execution and delivery of the Loan Documents and the borrowings thereunder;

(d)                                 The Board of Directors of Borrower has duly authorized the execution and delivery of this Agreement, the Note, the Subordination Agreement and documents contemplated herein and executed in connection with this Agreement will constitute legal, valid and binding obligations of Borrower enforceable in accordance with their terms, except as enforcement is subject to equitable and other limitations applied by courts, and debtor’s rights generally.

(e)                                  The execution, delivery and performance of this Agreement, the Note and the Subordination Agreement and the compliance by Borrower with all the provisions of this Agreement, the Note and the Subordination Agreement applicable to Borrower:

(i)                                     are within the corporate powers of Borrower;

(ii)                                  are legal and will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any lien or encumbrance other than as created by this Agreement and any other documents executed in connection with the Loan upon any property of Borrower under the provisions of, any agreement, charter instrument, articles of incorporation, bylaw or other instrument to which Borrower or Merchants is a party or by which Borrower or Merchants may be bound; and

(iii)                               do not violate, contravene, or cause a breach or a default under any applicable laws, rules or regulations, or any agreement, contract or instrument to which Borrower or Merchants is a party.

(f)                                   There are no limitations in any indenture, mortgage, deed of trust or other agreement or instrument to which Borrower is now a party or by which Borrower may be bound with respect to the payment of principal or interest on any indebtedness of Borrower, including the Note to be executed in connection with this Agreement.

SECTION 7. COVENANTS.

7.1                               Covenants of Borrower. Borrower hereby covenants and agrees with Lender as of the date hereof and for so long as any amounts remain payable by Borrower hereunder:

(a)                                 Borrower shall maintain its corporate existence and good standing in the jurisdiction of its organization.

(b)                                 Borrower shall keep or cause to be kept in reasonable detail books and records setting forth an account of the assets and business of Borrower and Funding and, as applicable, shall clearly reflect therein the warehouse loans extended to borrowers by Funding, the repayment of such warehouse loans, and the disposition of the mortgage loans and related collateral securing such loans.

(c)                                  Borrower shall deliver to Lender:

(i)                                     Within 30 days of the end of each month, unaudited financial statements of Funding for the month and year-to-date periods then ended;

(ii)                                  Within 30 days of the end of each calendar quarter, unaudited financial statements of Borrower for the quarter and year-to-date periods then ended;

(iii)                               Within 90 days of the end of each fiscal year, audited financial statements of Borrower; and

(iv)                              Promptly upon becoming aware thereof, notice of any potential or existing Event of Default or material event, including the commencement of, or any determination in, any legal, judicial or regulatory proceedings which, if adversely determined, would be reasonably likely to result in a material adverse effect to the business of Borrower or Funding.

SECTION 8. ADVANCES OF FUNDS TO BORROWER.

8.1                               Obligation to make Advances. The obligation of Lender to make any advance of funds to Borrower hereunder shall be subject to the following conditions precedent:

(a)                                 Borrower shall provide Lender on the date of any such advance of funds a certificate, signed by an officer of Borrower with knowledge of the matters set forth therein, certifying that, as of such date, (i) all of the representations and warranties of Borrower contained in Section 6 hereof are true and correct, except to the extent that such representations and warranties expressly relate to an earlier date, in which event, such representations and warranties remain true and correct as of such earlier date, and (ii) Borrower has performed and complied with all agreements, covenants and conditions contained herein and contemplated hereby which are required to be performed or complied with by Borrower.

(b)                                 Prior to the initial advance of funds hereunder, Borrower shall have delivered to Lender: (i) a resolution of Borrower authorizing the execution and delivery of this Agreement, the Note, the Subordination Agreement and any other instrument or document executed and delivered by Borrower to Lender in connection with the Loan and all acts required to be performed by Borrower hereunder and thereunder; and (ii) a certificate of existence for Borrower issued by the Secretary of State of the state of its formation dated not more than thirty (30) days prior to the date of such initial advance.

SECTION 9. EVENTS OF DEFAULT.

9.1                               Nature of Events. An “Event of Default” shall exist if any of the following occurs and is continuing:

(a)                                 Borrower fails to make any payment of interest or principal on the Note within thirty (30) days after the date when due pursuant to the terms of the Note and the continuation of such failure for a period of ten (10) days after written notice of such failure has been sent to Borrower;

(b)                                 Borrower, Merchants or Lender, as applicable, fails or neglects to perform, keep, or observe, or is otherwise in breach of, any other material term, provision, condition, covenant, representation, warranty, or agreement contained in this Agreement, the Note, the Subordination Agreement or Pledge Agreement (each, a “Loan Document” and collectively, the “Loan Documents”), or in any other present or future agreement between, on the first part, Borrower, Merchants or Funding, and, on the second part, Lender or NattyMac, and as to any default or breach under such other term, provision, condition, covenant, representation, warranty, or agreement that can be cured, has failed to cure such default or breach within ten (10) days after delivery by the non-defaulting party of written notice thereof, provided, however, that Lender will not be obligated to advance any funds to Borrower hereunder during a cure period following a default by Borrower.

(c)                                  An event of default has occurred under the Services Agreement of even date herewith between Funding and NattyMac as the result of a material breach thereof which breach has not been cured or remedied within the 30-day period following receipt of notice of such breach.

(d)                                 Any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to a party hereto by the other party hereto or any person acting on behalf of a party hereto pursuant to this Agreement or to induce a party hereto to enter into this Agreement or any other Loan Document.

(e)                                  Borrower or Lender becomes insolvent or bankrupt, or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator; and

(f)                                   Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted by or against Borrower or Lender and are not dismissed or discharged within sixty (60) days of the filing thereof.

SECTION 10. LENDER’S RIGHTS AND REMEDIES.

10.1                        Default Remedies. Upon the occurrence and during the continuance of an Event of Default by Borrower, Lender may, subject to the terms and conditions of the Subordination Agreement, at its election and without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a)                                 At the option of Lender, declare all of the indebtedness evidenced by the Note and remaining unpaid, including without limitation the entire unpaid principal balance, and any accrued and unpaid interest, without demand or notice, to become immediately due and payable, anything contained in the Note to the contrary notwithstanding. Notwithstanding anything herein or elsewhere to the contrary, Borrower’s liability and Lender’s recourse against Borrower pursuant to this Agreement or under the Note and any other document shall at all times be limited to exercising its rights under the Pledge Agreement.

(b)                                 Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Lender.

10.2                        Waiver and Amendment. Except as otherwise expressly set forth herein, to the extent permitted by law, Borrower hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, or other action taken in reliance hereon and all other demands and notices of any description. With respect to any amounts payable to Lender hereunder, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as Lender may deem advisable. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to the exercise of any right on any future occasion. All rights and remedies of Lender as to any amount payable to Lender hereunder whether evidenced hereby or by any other instrument or papers shall be cumulative and may be exercised singly, successively or together.

10.3                        Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper and guarantees at any time held by Lender on which Borrower may in any way be liable.

SECTION 11. BORROWER’S RIGHTS AND REMEDIES.

A default by Lender or any Affiliate of Lender under any agreement with Funding, Merchants, or Borrower shall excuse Borrower’s performance under this Agreement, the Note, the Pledge Agreement and the Services Agreement for as long as the default exists. For the purpose of this Section, an “Affiliate” shall mean any entity that controls, is controlled by, or is under common control with Lender.

SECTION 12. MISCELLANEOUS

12.1                        Notices. All communications under this Agreement or under the Note executed pursuant hereto shall be in writing and shall be mailed by first class mail, postage prepaid to the addresses of the parties set forth on page one (1) of this Agreement or such address which the parties may give notice of in writing or emailed with return receipt.

12.2                        Successors and Assigns. Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and any other party thereto and Borrower’s respective successors and assigns. Notwithstanding the foregoing, Lender, without the prior written consent of Borrower, which consent may be withheld in Borrower’s sole discretion, may not assign, transfer or set over to another party the Note or this Agreement, in whole or in part.

12.3                        Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of Borrower and Lender.

12.4                        Counterparts. This Agreement may be executed in multiple counterparts, and delivery of an executed counterpart of a signature page of this Agreement by electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

12.5                        Governing Law and Venue. This Loan Agreement is delivered to Lender in the State of Indiana and is executed under and shall be governed by and construed in accordance with the laws of the State of Indiana, notwithstanding that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. Borrower and Lender each hereby submits to the exclusive jurisdiction of the state and Federal courts located in the State of Indiana.

12.6                        Waiver of Trial by Jury. Any suit, action or proceeding, whether a claim or counterclaim, brought or instituted by any party on or with respect to this Loan Agreement or any other document executed in connection herewith or which in any way relates, directly or indirectly to the Loan Agreement or any event, transaction or occurrence arising out of or in any way connected with the Note or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. BORROWER AND LENDER EACH EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Borrower acknowledges that Borrower may have a right to a trial by jury in any such suit, action or proceeding and that Borrower hereby is knowingly, intentionally and voluntarily waiving any such right. Borrower further acknowledges and agrees that this Section is material to this Loan Agreement and that adequate consideration has been given by Lender and received by Borrower in exchange for the waiver made by Borrower pursuant to this Section.

12.7                        Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.8                        Headings. Any Article and Section headings in the Note are included herein and therein for convenience of reference only and shall not constitute a part of this Agreement and shall not affect the construction of, or be taken into consideration in the interpretation of this Agreement.

12.9                        Gender. Whenever the context so requires, reference herein or in this Agreement to the masculine gender shall include the feminine gender or in either case the neuter and vice versa; and the singular shall include the plural and vice versa.

12.10                 No Partnership or Joint Venture. Borrower and Lender expressly agree that the only relationship intended to be created between them in connection with the Loan is that of lender and borrower and that the relationship in no way is intended to create a partnership, joint venture, tenancy in common, or joint tenancy between them.

12.11                 Waiver of Damages. To the extent permitted by applicable law, Borrower and Lender shall not assert, and each hereby waives, any claim against the other, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, including, without limitation, the Loan or the use of the proceeds thereof.

[Remainder of page intentionally blank; signatures on following page (s)]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed and delivered as of the date first above stated.

Lender:

HOME POINT FINANCIAL CORPORATION,
a New Jersey corporation

By:	/s/ Howard Nathan
Name:	Howard Nathan
Title:	CFO

Borrower:

MERCHANTS BANCORP,
an Indiana corporation

By:	/s/ Michael J Dunlap
Name:	Michael J Dunlap
Title:	EVP